Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

FOX REPORTS SECOND QUARTER FISCAL 2025
REVENUES OF $5.08 BILLION,
NET INCOME OF $388 MILLION, AND
ADJUSTED EBITDA OF $781 MILLION

NEW YORK, NY, February 4, 2025 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended December 31, 2024.

The Company reported total quarterly revenues of $5.08 billion, an increase of $844 million or 20% from the amount reported in the prior year quarter. Affiliate fee revenues increased 6%, driven by 9% growth at the Television segment and 4% growth at the Cable Network Programming segment. Advertising revenues increased 21%, primarily due to higher political advertising revenues, the impact of higher MLB postseason ratings and NFL pricing, continued digital growth led by the Tubi AVOD service, and stronger news ratings and pricing. Other revenues increased 70%, primarily due to higher sports sublicensing revenues.

The Company reported quarterly net income of $388 million as compared to the $115 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $373 million ($0.81 per share) as compared to the $109 million ($0.23 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $442 million ($0.96 per share) as compared to the $165 million ($0.34 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $781 million, an increase of $431 million or 123% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily driven by higher sports programming rights amortization and production costs, and higher digital costs.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“A compelling fall sports schedule combined with a record-breaking presidential election news cycle resulted in second quarter results that reflect the strength and breadth of FOX. Whether measured in terms of engagement, monetization or profitability, our focused strategy of live news and sports programming, coupled with our growing digital initiatives, continues to deliver. We remain committed to sustained long-term value creation for our shareholders through our thoughtful and disciplined strategy for growth."
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
	$ Millions
Revenues by Component:

Affiliate fee	$1,900	$1,787	$3,743	$3,527
Advertising	2,422	2,002	3,751	3,202
Other	756	445	1,148	712
Total revenues	$5,078	$4,234	$8,642	$7,441

Segment Revenues:

Cable Network Programming	$2,165	$1,658	$3,762	$3,045
Television	2,961	2,542	4,914	4,322
Corporate and Other	58	49	123	103
Eliminations	(106)	(15)	(157)	(29)
Total revenues	$5,078	$4,234	$8,642	$7,441

Adjusted EBITDA:

Cable Network Programming	$657	$564	$1,405	$1,171
Television	205	(138)	577	213
Corporate and Other	(81)	(76)	(153)	(165)
Adjusted EBITDA[3]	$781	$350	$1,829	$1,219

Depreciation and amortization:

Cable Network Programming	$25	$19	$45	$37
Television	30	28	59	57
Corporate and Other	42	50	84	99
Total depreciation and amortization	$97	$97	$188	$193

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
	$ Millions
Revenues
Affiliate fee	$1,076	$1,031	$2,113	$2,036
Advertising	460	348	781	638
Other	629	279	868	371
Total revenues	2,165	1,658	3,762	3,045
Operating expenses	(1,354)	(942)	(2,056)	(1,591)
Selling, general and administrative	(158)	(156)	(309)	(291)
Amortization of cable distribution investments	4	4	8	8
Segment EBITDA	$657	$564	$1,405	$1,171

Cable Network Programming reported quarterly segment revenues of $2.17 billion, an increase of $507 million or 31% from the amount reported in the prior year quarter. Affiliate fee revenues increased $45 million or 4% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $112 million or 32%, primarily due to higher news ratings, pricing and digital advertising revenues, and higher MLB postseason ratings. Other revenues increased $350 million, primarily due to higher sports sublicensing revenues.

Cable Network Programming reported quarterly segment EBITDA of $657 million, an increase of $93 million or 16% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher sports programming rights amortization and production costs.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
	$ Millions
Revenues
Advertising	$1,962	$1,654	$2,970	$2,564
Affiliate fee	824	756	1,630	1,491
Other	175	132	314	267
Total revenues	2,961	2,542	4,914	4,322
Operating expenses	(2,499)	(2,440)	(3,832)	(3,638)
Selling, general and administrative	(257)	(240)	(505)	(471)
Segment EBITDA	$205	$(138)	$577	$213

Television reported quarterly segment revenues of $2.96 billion, an increase of $419 million or 16% from the amount reported in the prior year quarter. Advertising revenues increased $308 million or 19%, primarily due to higher political advertising revenues, the impact of higher MLB postseason ratings and NFL pricing, and continued digital growth led by the Tubi AVOD service. Affiliate fee revenues increased $68 million or 9%, driven by higher average rates at the Company's owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $43 million or 33%, primarily due to higher content revenues.

Television reported quarterly segment EBITDA of $205 million, an increase of $343 million, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher digital costs.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

DIVIDEND

The Company has declared a dividend of $0.27 per Class A and Class B share. This dividend is payable on March 26, 2025 with a record date for determining dividend entitlements of March 5, 2025.
SHARE REPURCHASE PROGRAM

As of December 31, 2024, the Company has repurchased approximately $5.1 billion of its Class A common stock and approximately $1 billion of its Class B common stock, with a remaining authorization of $900 million. During the quarter, the Company repurchased approximately $250 million of its Class A common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
	$ Millions, except per share amounts

Revenues	$5,078	$4,234	$8,642	$7,441

Operating expenses	(3,776)	(3,393)	(5,794)	(5,255)
Selling, general and administrative	(525)	(495)	(1,027)	(975)
Depreciation and amortization	(97)	(97)	(188)	(193)
Restructuring, impairment and other corporate matters	(170)	(18)	(196)	(9)
Equity earnings of affiliates	4	1	7	2
Interest expense, net	(80)	(72)	(130)	(114)
Non-operating other, net	81	(29)	314	(205)
Income before income tax expense	515	131	1,628	692
Income tax expense	(127)	(16)	(408)	(162)
Net income	388	115	1,220	530
Less: Net income attributable to noncontrolling interests	(15)	(6)	(20)	(14)
Net income attributable to Fox Corporation stockholders	$373	$109	$1,200	$516

Weighted average shares:	462	482	463	488

Net income attributable to Fox Corporation stockholders per share:	$0.81	$0.23	$2.59	$1.06

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	June 30, 2024
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$3,322	$4,319
Receivables, net	3,492	2,364
Inventories, net	1,171	626
Other	252	192
Total current assets	8,237	7,501

Non-current assets:
Property, plant and equipment, net	1,671	1,696
Intangible assets, net	3,020	3,038
Goodwill	3,543	3,544
Deferred tax assets	2,729	2,878
Other non-current assets	3,822	3,315
Total assets	$23,022	$21,972

Liabilities and Equity:
Current liabilities:
Borrowings	$600	$599
Accounts payable, accrued expenses and other current liabilities	2,697	2,353
Total current liabilities	3,297	2,952

Non-current liabilities:
Borrowings	6,600	6,598
Other liabilities	1,314	1,366
Redeemable noncontrolling interests	200	242
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,650	7,678
Retained earnings	3,949	3,139
Accumulated other comprehensive loss	(108)	(107)
Total Fox Corporation stockholders’ equity	11,495	10,714
Noncontrolling interests	116	100
Total equity	11,611	10,814
Total liabilities and equity	$23,022	$21,972

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2024	2023
	$ Millions
Operating Activities:
Net income	$1,220	$530
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	188	193
Amortization of cable distribution investments	8	8
Restructuring, impairment and other corporate matters	196	9
Equity-based compensation	68	48
Equity earnings of affiliates	(7)	(2)
Cash distributions received from affiliates	13	—
Non-operating other, net	(314)	205
Deferred income taxes	145	29
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(1,198)	(853)
Inventories net of programming payable	(431)	(405)
Accounts payable and accrued expenses	(75)	(180)
Other changes, net	(17)	(117)
Net cash used in operating activities	(204)	(535)

Investing Activities:
Property, plant and equipment	(138)	(150)
Purchase of investments	(79)	(6)
Other investing activities, net	(23)	13
Net cash used in investing activities	(240)	(143)

Financing Activities:
Borrowings	—	1,232
Repurchase of shares	(500)	(500)
Dividends paid and distributions	(134)	(142)
Other financing activities, net	81	(62)
Net cash (used in) provided by financing activities	(553)	528

Net decrease in cash and cash equivalents	(997)	(150)
Cash and cash equivalents, beginning of year	4,319	4,272
Cash and cash equivalents, end of period	$3,322	$4,122

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2024 and 2023:

	Three Months Ended
	December 31, 2024		December 31, 2023
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$373	$0.81	$109	$0.23

Restructuring, impairment and other corporate matters	170	0.37	18	0.04

Non-operating other, net	(81)	(0.18)	29	0.06

Tax provision	(20)	(0.04)	9	0.02

Rounding	—	—	—	(0.01)

As adjusted	$442	$0.96	$165	$0.34

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2024

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and six months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
	$ Millions
Net income	$388	$115	$1,220	$530
Add:
Amortization of cable distribution investments	4	4	8	8
Depreciation and amortization	97	97	188	193
Restructuring, impairment and other corporate matters	170	18	196	9
Equity earnings of affiliates	(4)	(1)	(7)	(2)
Interest expense, net	80	72	130	114
Non-operating other, net	(81)	29	(314)	205
Income tax expense	127	16	408	162
Adjusted EBITDA	$781	$350	$1,829	$1,219